Exhibit 99.1
                           AVECOR CARDIOVASCULAR INC.
                         SPECIAL MEETING OF SHAREHOLDERS

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

         The undersigned shareholder hereby appoints Anthony Badolato and Gregory J. Melsen and each of them, as proxies, each with full power of substitution, and hereby authorizes each of them to represent and to vote, as designated below, all shares of common stock of AVECOR Cardiovascular Inc. held of record by the undersigned as of __________, 1998, at the Special Meeting of Shareholders to be held on ___________, 1998, at 9:00 a.m., local time, at 7611 Northland Drive, Minneapolis, Minnesota, and at any adjournment or adjournments thereof, upon the following proposal:

         To approve the Plan of Merger and the Agreement and Plan of Merger providing for the merger of AC Merger Corp. into AVECOR Cardiovascular Inc., with AVECOR Cardiovascular Inc. to be the surviving corporation and a wholly-owned subsidiary of Medtronic, Inc., copies of which Plan of Merger and Agreement and Plan of Merger are attached as Appendices A and B to the Proxy Statement/Prospectus for the Special Meeting.

         [ ] FOR        [ ] AGAINST      [ ]  ABSTAIN

         This proxy when properly executed, will be voted as specified by the shareholder, but if no choice is specified, this proxy will be voted FOR approval of the Plan of Merger and the Agreement and Plan of Merger.

         (Continued and to be signed and dated on the other side)

         IMPORTANT: Please sign exactly as name or names appear on this Proxy. Joint owners should each sign personally. When signing as attorney, executor, administrator, trustee or guardian, please give your full title as such. When signing as a corporation, partnership or other entity, please sign in the name of the entity by an authorized person.

Dated: ________________          ______________________________________________
                                 (Please sign name exactly as it appears hereon)

                                 ______________________________________________
                                 (Signature of joint owner, if any)

                                    PLEASE  MARK,  DATE,  SIGN AND  RETURN  THIS
                                    PROXY IN THE ENCLOSED PROXY RETURN ENVELOPE,
                                    WHICH  REQUIRES  NO POSTAGE IF MAILED IN THE
                                    UNITED   STATES.   IF  AN  ENVELOPE  IS  NOT
                                    ENCLOSED  OR  HAS  BEEN  MISPLACED,   PLEASE
                                    RETURN    THIS     COMPLETED     PROXY    TO
                                    -------------------.